EXHIBIT 99.1

Corvus Pharmaceuticals Presents Updated Clinical Data from its Phase 1/1b Clinical Trial of CPI-818 at the 12th Annual T-Cell Lymphoma Forum

BURLINGAME, Calif., Feb. 01, 2020 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies with biomarker patient enrichment selection, announced updated results from its Phase 1/1b clinical trial of CPI-818, the Company’s ITK-inhibitor, which were presented today in an oral presentation at the 12th Annual T-Cell Lymphoma Forum in La Jolla, California, taking place January 30 to February 1, 2020.

“Our Phase 1/1b clinical trial of CPI-818, our selective covalent ITK inhibitor designed to address T-cell lymphomas, is enrolling well and continues to provide promising clinical data for patients with advanced, refractory forms of this cancer,” said Mehrdad Mobasher, M.D., chief medical officer of Corvus. “To-date, the data demonstrates that the biology and pharmacology of ITK inhibition with CPI-818 has been as expected and the trial is proceeding according to plan. We are pleased to provide this update at the T-Cell Lymphoma Forum, a meeting dedicated to this difficult to treat family of cancers. We are now ready to advance the trial to higher drug doses where we will evaluate its activity in specific disease cohorts.”

The CPI-818 Phase 1/1b study is currently enrolling patients with several types of advanced, refractory T-cell lymphomas, including peripheral T-cell lymphoma-not otherwise specified (PTCL-NOS), angioimmunoblastic T-cell lymphoma (AITL), cutaneous T-cell lymphoma (CTCL) and other T-cell lymphomas. The study employs an adaptive, expansion cohort design to select the dose and evaluate the safety, pharmacokinetics (PK), target occupancy, biomarkers and efficacy of CPI-818. The initial phase of the trial is evaluating escalating doses in successive cohorts of patients in order to determine the optimum dose. A second phase will evaluate safety and tumor response to this optimum dose of CPI-818 in disease-specific patient cohorts that may be expanded based on early signs of efficacy. The study is enrolling patients at major medical centers in the United States, Australia and South Korea.

CPI-818 Phase 1/1b Clinical Trial Results at 12th Annual T-Cell Lymphoma Forum
The preclinical and early clinical data from the Phase 1/1b clinical trial of CPI-818 were presented by Dr. Mobasher in an oral presentation session at the T-Cell Lymphoma Forum. The data builds on preclinical and early clinical data from the first seven patients in the study presented at the American Society of Hematology (ASH) 61st  Annual Meeting, which took place in December 2019. The key updates from Dr. Mobasher’s presentation, which is titled “CPI-818, an Oral Interleukin-2-Inducible T-Cell Kinase Inhibitor. Pre-clinical Characterization and Interim Results of a Phase I/Ib Dose-Escalation Trial in Patients with Relapsed/Refractory T-Cell Lymphoma,” included:

  16 patients have been enrolled in the first four dose cohorts in the initial phase of the trial, receiving a 100 mg, 200 mg, 400 mg or 600 mg oral dose of CPI-818 two times per day, with no dose limiting toxicities and no grade 3 or 4 treatment related adverse events observed.
  The median patient follow-up period is now three months, with 11 patients remaining on therapy. One patient with CTCL treated with the 200 mg dose of CPI-818 achieved a reduction in lymphadenopathy and improvement of PET scan imaging; another patient with CTCL receiving the 400 mg dose has exhibited improvement in cutaneous disease. These patients continue on therapy.
  The results from the pharmacokinetic and occupancy studies for the first 12 patients have been in-line with expectations, with increasing target occupancy with higher doses based on available data from the 100 mg, 200 mg, and 400 mg doses. The maximum target occupancy has not yet been achieved in the first three dose cohorts, but the Company continues to anticipate that maximum target occupancy will be achieved in the 600 mg cohort, which was recently initiated.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidates are ciforadenant (CPI-444), a small molecule inhibitor of the A2A receptor, and CPI-006, a humanized monoclonal antibody directed against CD73 that exhibits immunomodulatory activity and blockade of adenosine production. These product candidates are being studied in ongoing Phase 1 and 2 clinical trials in patients with a wide range of advanced solid tumors. Ciforadenant is being evaluated in a successive expansion cohort trial examining its activity both as a single agent and in combination with an anti-PD-L1 antibody. CPI-006 is being evaluated in a multicenter Phase 1/1b clinical trial as a single agent, in combination with ciforadenant, and in combination with pembrolizumab. The Company’s third clinical program, CPI-818, an oral, small molecule drug that has been shown to selectively inhibit ITK, is in a multicenter Phase 1/1b clinical trial in patients with several types of T-cell lymphomas. For more information, visit www.corvuspharma.com.

About CPI-818
CPI-818 is a small molecule drug given orally that has been shown to selectively inhibit ITK (interleukin-2-inducible T-cell kinase). It was developed to possess dual properties: to block malignant T-cell growth and modulate immune responses. ITK, an enzyme, is expressed predominantly in T-cells and plays a role in T-cell and natural killer (NK) cell lymphomas and leukemias, as well as in normal immune function. Interference with ITK signaling can modulate immune responses to various antigens. The inhibition of specific molecular targets in T-cells may be of therapeutic benefit for patients with T-cell lymphomas.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-818, the Company’s ability to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-818, and the ability of the Company to select the appropriate dosing regimen for CPI-818.  All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on October 29, 2019, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trial of CPI-818; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
650-900-4522
LLea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
+1 213-262-9390
sseapy@purecommunications.com